Exhibit 99.1

Lloyd I. Miller III

[home address  and phone redacted]

January 25, 2007

Mr. Peter R. Mathewson

Chief Executive Officer

Aldila, Inc.

13450 Stowe Drive

Poway, CA 92064-6860

Re:	Lloyd I. Miller
Board of Directors

Dear Pete:

Please accept this correspondence as my notification to you that I shall not be seeking reelection to the Board of Directors of Aldila, Inc., at the 2007 Shareholders Meeting.

It has been my pleasure to serve and I appreciate the associations I have developed while on the Board of Directors.

Sincerely

/s/ Lloyd Miller

Lloyd I. Miller